EXHIBIT 10.6

                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS

         THIS AGREEMENT FOR PURCHASE AND SALE OF ASSETS (this "Agreement") is executed this 29th day of October, 1998 (the "Effective Date"), by and between TEJAS SNACKS, L.P., a Texas limited partnership ("Seller"); KEVIN KOHL ("Kohl"); TOM BIGHAM ("Bigham"); and POORE BROTHERS, INC., a Delaware corporation ("Poore Brothers"), and/or nominee or assignee (collectively with Poore Brothers, "Buyer"). Kohl and Bigham are sometimes referred to in this Agreement collectively as the "Principals". Buyer, the Principals and Seller are sometimes referred to in this Agreement collectively as the "Parties" or individually as a "Party".

                                    RECITALS:

         A. Seller is engaged in the business of the manufacture, distribution and sale of potato chips and other snack foods including, but without limitation, "cheese curls" and tortilla chips, all under the so-called "Bob's Texas Style Potato Chips" (and similar names herein described) tradename and trade dress, primarily within the State of Texas (the "Business").

         B. On or about March 25, 1997, Seller acquired certain of the assets of Bob's Texas Style Potato Chips, Inc., a Texas corporation ("Bob's") and Tejas Style Distributing, Inc., a Texas corporation ("Tejas Distributing", collectively, with Robert Rod ("Rod") and Tejas Distributing, the "Prior Owners") pursuant to that certain Agreement for Sale of all Assets ("Original Sale Agreement"), undated, by and among the Prior Owners, on one hand, and Seller, on the other hand. As consideration for such sale, among other things, those parties executed, delivered and consummated the following:

                  (1) That certain Promissory Note, dated March 25, 1997 (the "Prior Owners' Note"), in the original principal amount of $230,000.00; and

                  (2) Consulting arrangement and other obligations (collectively, "Commission Claim") described in and secured by that certain Security Agreement, dated March, 1997 (the "Security Agreement").

         C. Pursuant to that certain Agreement to Exchange Claims ("Claims Agreement") dated June 24, 1998 by and among the Prior Owners, Seller and D.T.M.E.S., Inc., a Texas corporation ("D.T.M.E.S."), the Prior Owners agreed to either transfer and assign to Seller or its nominee, or discharge, waive, remise and render null and void, at the option of Seller, all of the Prior Owners' claims against Seller of any kind, type or nature (collectively, "Prior Owners' Claims") including, without limitation, the Note and the Commission Claim, in exchange for certain consideration to be delivered to Bob's, Tejas Distributing and/or Rod, as more fully set forth in the Claims Agreement.

         D. Seller desires to sell to Buyer and Buyer desires to purchase from Seller, on the terms and subject to the conditions of this Agreement, all of the assets and properties of Seller of any kind, type or nature, with the exception only of those assets and properties described in Exhibit A (the "Excluded Assets").

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                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
         1. Purchase and Sale. Subject to the terms and conditions of this Agreement and with the exception of the Excluded Assets, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Seller on the Closing Date (as defined below), all of the assets and properties of Seller of every kind, character and description, whether tangible, intangible, personal or mixed, and wherever located, all of which are referred to collectively in this Agreement as the "Assets". The Assets to be conveyed, transferred, assigned and delivered as provided by this Agreement shall include, without limitation, the following:

                  1.1 Inventory. All raw materials, work in process and finished goods produced or used in the Business, wherever located ("Inventory");

                  1.2 Personal Property. All equipment, tools, machinery, supplies, materials and other tangible personal property used in any manner in connection with the Business, wherever located ("Personal Property"), including, without limitation, the Personal Property described in Exhibit C attached to this Agreement;

                  1.3 Contractual Rights. Any and all rights in any manner related to the ownership or use of the Assets or to the ownership, operation or conduct of the Business, rights in or claims under leases, permits, licenses, purchase and sales orders, covenants not to compete, stock, stock rights, and all other contracts of any nature whatsoever ("Contractual Rights"), including, without limitation, the Contractual Rights described in Exhibit D attached to this Agreement, but excluding all accounts receivable as of the Closing Date; and

                  1.4 Intellectual Property. All of the following in any manner related to the ownership, possession or use of the Assets or to the ownership, operation or conduct of the Business ("Intellectual Property"), including, without limitation, the Intellectual Property described in Exhibit E attached to this Agreement and set forth immediately below;

                           (A) To the  extent  Seller has  rights  therein,  all
trade names, including but not limited to "Tejas Snacks", "Tejas Distributing", "Tejas Merchandising", "Bob's Texas Style Potato Chips", "Texas Style Potato Chips", "Texas Style", "Longhorn Style", "Colorado Style" and all trade dress (collectively, the "Trademarks"); and

                           (B) All know-how,  confidential business information,
processes, drawings, formulae, customer lists, supplier and distribution lists, price lists, customer files, computer programs, technical and engineering data, trade information and marketing materials (collectively, the "Other Proprietary Rights").

         2. No Assumed Liabilities. This Agreement specifically excludes, and Buyer does not under any circumstances agree to assume, any liabilities of Seller. All obligations accruing to and existing on the Closing Date (as defined below) are and shall remain the sole obligation and responsibility of Seller.

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         3. Purchase Price.

                  3.1 Payment of the Purchase Price. The Purchase Price (herein so called) shall be One Million Six Hundred Thirty Thousand and No/100 Dollars ($1,630,000.00), subject to adjustment and payable as set forth below:

                           3.1.1 Deposit. The total sum of Seventy Five Thousand
and No/100 Dollars ($75,000.00) (the "Deposit") shall be paid by check, wire transfer or other form of funds as follows:

                                    (1) Two Deposits of Twenty Five Thousand and
No/100 Dollars ($25,000.00), each were deposited by Buyer with Seller on or about September 16, 1998 and on or about September 25, 1998. Seller acknowledges that the same were or will be applied to the payment of any accounts payable (collectively "Payables") of Seller in such order and with such priority as Seller and Buyer may reasonably determine. If the Closing fails to occur for any reason other than Buyer's breach hereof, the Deposit shall be returned to Buyer in the method provided in the Production Agreement (as herein defined); and

                                    (2) On or before  October  15,  1998,  Buyer
shall deposit with Seller an additional Twenty Five Thousand and No/100 Dollars ($25,000.00) and, if so deposited, such sum shall be applied at Closing to the payment of any Payables of Seller in such order and with priority as Seller and Buyer may reasonably determine. If the Closing fails to occur for any reason other than Buyer's breach hereof, the Deposit shall be returned to Buyer in the method provided in the Production Agreement;

                           3.1.2 SBA Loan.  The sum of Five Hundred  Eighty Five
Thousand and No/100 Dollars ($585,000.00), subject to adjustment as set forth below, shall be paid by Buyer repaying, or causing to be repaid, on the Closing Date (as defined below) the existing SBA Loan (herein so called) to Seller with a principal balance in the approximate amount of Five Hundred Eighty Five Thousand and No/100 Dollars ($585,000.00); the SBA Loan is evidenced by that certain promissory note dated March 7, 1997, in the original principal amount of Six Hundred Thousand and No/100 Dollars ($600,000.00);

                           3.1.3 Claim Agreement  Obligations.  The sum of Three
Hundred Forty Five Thousand and No/100 ($345,000.00) shall be paid by Buyer on the Closing Date as follows:

                                    (1)  The  sum  of  Two  Hundred  Forty  Five
Thousand and No/100 Dollars ($245,000.00) shall be paid by cash, wire transfer or other form of immediately available or same day funds on the Closing Date on behalf of Seller to the Prior Owners in accordance with Section 4 of the Claims Agreement and the instructions of the Prior Owners; and

                                    (2)  The  sum of One  Hundred  Thousand  and
No/100 Dollars ($100,000.00) shall be paid by Buyer issuing to the Prior Owners, in accordance with Section 4 of the Claims Agreement and the instructions of the Prior Owners, unregistered common stock of Poore Brothers (the "Prior Owners' Stock") with a value of One Hundred Thousand and No/100 Dollars ($100,000.00); the value of such Prior Owners' Stock shall be determined in the manner set forth below, as of 5:00 p.m. (MST) on the day immediately preceding the Closing Date (the "Computation Date") and shall be

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delivered to the Prior Owners on the Closing Date,  or as soon  thereafter as is reasonably practicable, given the requirements of Poore Brothers' transfer agent and the like.

                           3.1.4 Stock.  The sum of Three Hundred Fifty Thousand
and No/100 Dollars ($350,000.00) shall be paid by Buyer issuing to Seller (or to such of Seller's principals as Seller may reasonably direct, so long as such direct issuance is approved, in its sole discretion, by securities counsel for Buyer and said distributees execute such documents and certificates as may be required by Buyer or its counsel in connection therewith) Four Hundred Thousand (400,000) shares of unregistered common stock of Poore Brothers (the "Stock") with a stipulated value of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00). The certificates representing said Stock shall be delivered to Seller on the Closing Date, or as soon thereafter as is reasonably practicable, given the requirements of Poore Brothers' transfer agent and the like.

                           Seller  hereby  acknowledges  that the Stock  will be
so-called "restricted" or "144" stock, and that the same will not be tradable or transferable except in accordance with Securities and Exchange Commission Rule 144 in effect from time to time. The Stock will be so legended in accordance with the legend set forth in Schedule 3.1.4 attached.

                           3.1.5 Balance of the Purchase  Price.  The sum of Two
Hundred Seventy Five Thousand and No/100 Dollars ($275,000.00), calculated by applying all Deposits theretofore made by Buyer, shall be paid in cash by Buyer at Closing and shall be applied by Seller to Payables in such order and with such priority as Seller and Buyer may reasonably determine.

                  3.2 Deposit. Any Deposits made hereunder shall be utilized by Seller to pay Payables and, at the request of Buyer, Seller shall provide to Buyer reasonable evidence of the utilization of such monies. Deposits shall be utilized and credited in accordance with the terms of this Agreement, but if this Agreement fails to close through failure of a condition precedent, Deposits shall be subject to recoupment by Buyer under the Production Agreement.

                  3.3 Adjustment of the Purchase Price .

                           3.3.1  SBA Loan  Adjustment.  The  Purchase  Price is
based on the assumption that the unpaid principal balance and accrued but unpaid interest and penalties (if any) and all other sums owed under the SBA Loan as of the Closing Date (collectively, the "SBA Loan Balance") is, or will be, Five Hundred Eighty Five Thousand and No/100 Dollars ($585,000.00). In the event the actual SBA Loan Balance on the Closing Date is less or more than such amount, then the cash payable by Buyer at Closing pursuant to Section 3.1.5 above shall be adjusted upward or downward by a like amount, but no adjustment shall be made to the Purchase Price. Seller shall keep the SBA Loan in good standing, with all required payments timely made, until the Closing.

                  3.4 Allocation of the Purchase Price. Buyer and Seller agree to cooperate in connection with the preparation of Form 8594 attached hereto as Exhibit F, and agree to report the allocation of the Purchase Price among the four classes of assets (described in I.R.C. ss. 1060 and the regulations thereunder) as follows, such figures being subject to pro rata adjustment at Closing if the cash portion of the Purchase Price is adjusted because of variations in the balance of the SBA Loan:

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                        Class I:           $        0.00
                        Class II:          $        0.00
                        Class III:         $  100,000.00
                        Class IV:          $1,530,000.00

                  3.5 Payment of Taxes and Other Charges. Seller shall pay any transaction privilege tax, use tax, excise tax or other transfer fee or tax which may be imposed by any governmental agency with respect to the sale, transfer, conveyance and assignment of the Assets pursuant to this Agreement.

         4. Employment Agreement. Subject to the terms and conditions of this Agreement, at the Closing, Buyer, on the one hand, and Kohl and Bigham, on the other, shall execute and deliver to each other two (2) original counterparts of Employment Agreements (herein so called), each of which shall be dated as of the Closing Date and in form and content identical to Exhibit G-1 and G-2. The Employment Agreement shall provide for each Principal's employment with Buyer for an initial one (1) year term commencing on the Closing Date, at a annual salary of Eighty Thousand and No/100 Dollars ($80,000.00).

         5. Conditions to Obligation of Buyer to Perform. The obligation of Buyer to purchase the Assets at the Closing is subject to the satisfaction, on or before the Closing Date, of all of the following conditions precedent, any or all of which may be waived by Buyer by delivery to Seller of a written notice of such waiver:

                  5.1 Representations and Warranties True on the Closing Date. The representations and warranties of Seller contained in this Agreement, in the Exhibits or in any certificate, document or statement delivered pursuant to the provisions of this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

                  5.2 Compliance with Agreement. Seller and each of the Principals shall have performed and complied with all agreements, covenants, conditions and obligations required by this Agreement to be performed or complied with by Seller and/or any one (1) or more of the Principals prior to or on the Closing Date.

                  5.3 Opinion of Seller's Counsel. Buyer shall have received an opinion of counsel for Seller, addressed to Buyer and Buyer's lender(s) ("Lender"), in form and substance reasonably satisfactory to Buyer and its counsel to the effect that:

                           (A)  Seller  is a  Texas  limited  partnership,  duly
organized and validly existing and has the requisite partnership power and partnership authority: (a) to own, lease and operate its properties; (b) to carry on the Business in the places where and in the manner in which it is presently being conducted; and (c) to consummate the transactions contemplated by, and to perform its obligations under, this Agreement. The execution and delivery of this Agreement, the consummation of the transactions contemplated by, and the performance of the obligations under, this Agreement have been duly authorized by the partners of Seller and no other partnership proceedings on the part of Seller are necessary in connection therewith.

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                           (B)  Although  acknowledging  that Texas law does not
apply to this Agreement or to any of the documents described herein, but assuming, without justifying said assumption, that Texas law governed this Agreement and said other documents, this Agreement would constitute, and each other agreement or instrument to be executed and delivered by Seller pursuant to the terms of this Agreement would constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, and when the Assignment Documents (as defined below) are executed, delivered and/or recorded and/or filed, as appropriate, title to the Assets will be vested in Buyer, to such counsel's knowledge and based upon a UCC search provided by Buyer, free and clear of all liens and encumbrances except as are set forth in said opinion.

                           (C)  Neither  the  execution  and  delivery  of  this
Agreement by Seller nor the consummation of the transactions contemplated by, nor the performance of Seller's obligations under, this Agreement will: (a) violate any provisions of the Partnership Agreement of Seller; (b) violate any statute, code, ordinance, rule or regulation of the State of Texas applicable to Seller, the Assets or the operation and conduct of the Business; (c) to said counsel's knowledge, violate any judgment, order, writ, decree, injunction or award of any court, arbitrator, mediator, government or governmental agency or instrumentality to which Seller is a party or by which Seller or the Assets are bound; (d) to said counsel's knowledge, violate, breach, conflict with, constitute a default under, result in the termination of or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller is a party or by which Seller or the Assets are bound; or (e) result in the creation of any lien, security interest, charge or other encumbrance upon any of the Assets.

                           (D) To said counsel's knowledge,  there is no pending
or threatened litigation or other legal proceeding against Seller or affecting the Assets or the operation or conduct of the Business or challenging the validity or propriety of or seeking to enjoin or to set aside the transactions contemplated by this Agreement.

                           (E) No  consent,  approval,  authorization  or  other
action by, or filing with, any federal, state or local governmental agency or instrumentality is required in connection with the execution and delivery by Seller of this Agreement, the consummation by Seller of the transactions contemplated by, or the performance of Seller's obligations under, this Agreement.

                  5.4 Approval of Documentation. The form and substance of all certificates, instruments, opinions and other documents delivered to Buyer under this Agreement and required to carry out this Agreement, shall be reasonably approved by counsel for Buyer.

                  5.5 Third Party Consents; SBA and Rod Performances. Buyer shall have received evidence that all consents, waivers, permits, approvals and authorizations which are required by the transactions contemplated by this Agreement and have been made and/or obtained, if any. The SBA shall be in a position to accept prepayment of the SBA Loan as set forth in Section 3.1.2 above, and all parties to the Claims Agreement shall be in a position to, and shall, close the transactions contemplated thereby.

                  5.6 Transfer of Licenses; Assignment of Warranties. Seller shall have transferred or assigned to Buyer on or before the Closing Date: (a) all licenses, permits, franchises, certificates and authorizations, if any, which are required or necessary to enable Buyer to operate and conduct the Business

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in the manner in which Seller  operates and conducts the  Business;  and (b) any and all warranties covering or affecting the Personal Property and/or Inventory.

                  5.7 [RESERVED]

                  5.8 Failure of Conditions. Seller agrees to use commercially reasonable efforts to satisfy the conditions set forth in this Section 5. If Seller should be unable to satisfy any condition or conditions set forth in this
Section 5, Seller shall notify Buyer, and Buyer, by written notice to Seller to be given prior to the Closing, shall either: (i) waive such condition or conditions and proceed to close; or (ii) cancel this Agreement. If Buyer elects to cancel this Agreement pursuant to the foregoing provisions of this Section 5, and the failure of condition is not due to Seller's breach hereunder, the provisions of the Production Agreement dealing with return of the Deposit shall immediately become effective, Buyer shall have returned to it all other documents Buyer either deposited with, or delivered to, Seller and thereupon this Agreement shall be deemed null and void and neither Party shall have any further obligation or liability under this Agreement, except as otherwise expressly provided in this Agreement. If Buyer's cancellation is due to Seller's breach hereunder, Seller shall immediately repay to Buyer all of the Deposit theretofore made by Buyer and the balance of the provisions of the immediately succeeding sentence shall also be in full force and effect without Buyer, however, waiving any rights it may otherwise have at law or in equity on account of Seller's breach hereunder.

         6. Conditions to Obligation of Seller to Perform. The obligation of Seller to sell the Assets at the Closing is subject to the satisfaction, on or before the Closing Date, of all of the following conditions precedent, any or all of which may be waived by Seller by delivery to Buyer of a written notice of such waiver:

                  6.1 Representations and Warranties True on the Closing Date. The representations and warranties of Buyer contained in this Agreement, in the Exhibits or in any certificate, document or statement delivered pursuant to the provisions of this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

                  6.2 Compliance with Agreement. Buyer shall have performed and complied with all agreements, covenants, conditions and obligations required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date.

                  6.3 Opinion of Buyer's Counsel. Seller shall have received an opinion of counsel for Buyer, addressed to Seller, in form and substance reasonably satisfactory to Seller and its counsel to the effect that:

                           (A) Buyer is an Arizona corporation,  duly organized,
validly existing, in good standing and has the requisite corporate power and corporate authority to consummate the transactions contemplated by, and to perform its obligations under, this Agreement. The execution and delivery of this Agreement, the consummation of the transactions contemplated by, and the performance of the obligations under, this Agreement have been duly authorized by requisite corporate action on the part of Buyer.

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                           (B)  This  Agreement  constitutes,   and  each  other
agreement or instrument to be executed and delivered by Buyer pursuant to the terms of this Agreement constitutes, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

                           (C)  Neither  the  execution  and  delivery  of  this
Agreement by Buyer nor the consummation of the transactions contemplated by, nor the performance of Buyer's obligations under, this Agreement will: (a) violate any provisions of the Articles or Bylaws of Buyer; (b) violate any statute, code, ordinance, rule or regulation of the State of Arizona applicable to Buyer;
(c) to said counsel's  knowledge,  violate any judgment,  order,  writ,  decree, injunction or award of any court, arbitrator, mediator, government or governmental agency or instrumentality to which Buyer is a party or by which Buyer is bound; and (d) to said counsel's knowledge, violate, breach, conflict with, constitute a default under, result in the termination of or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party or by which Buyer is bound.

                           (D) To said counsel's knowledge,  there is no pending
or threatened litigation or other legal proceeding against Buyer or affecting the Assets or the operation or conduct of the Business or challenging the validity or propriety of or seeking to enjoin or to set aside the transactions contemplated by this Agreement, except as set forth in Poore Brothers' public filings, reports and/or announcements and in so-called "audit letters" from such counsel to auditors of Poore Brothers, the content of which letters need not be disclosed to Seller.

                           (E) No  consent,  approval,  authorization  or  other
action by, or filing with, any federal, state or local governmental agency or instrumentality is required in connection with the execution and delivery by Buyer of this Agreement, the consummation by Buyer of the transactions contemplated by, or the performance of Buyer's obligations under, this Agreement; provided, however, that counsel need not opine to securities issues or to issues of Texas law, but only to Arizona law and Delaware corporate law.

                  6.4 Approval of Documentation. The form and substance of all certificates, instruments, opinions and other documents delivered to Seller under this Agreement and required to carry out this Agreement, shall be reasonably approved by counsel for Seller.

                  6.5 Failure of Condition. Buyer agrees to use its best efforts to satisfy the conditions set forth in this Section 6. If Buyer should be unable to satisfy any condition or conditions set forth in this Section 6, Buyer shall notify Seller, and Seller, by written notice Buyer to be given prior to the Closing, shall either: (i) waive such condition or conditions and proceed to close; or (ii) cancel this Agreement. If Seller elects to cancel this Agreement pursuant to the foregoing provisions of this Section 6, the provisions of the Production Agreement shall immediately become effective and the Deposit shall be returned to Buyer pursuant to the performance of the Production Agreement, and thereupon this Agreement shall be deemed null and void and neither Party shall have any further obligation or liability under this Agreement, except as otherwise expressly provided in this Agreement.

         7. Representations and Warranties of Seller. Seller represents and warrants to Buyer that, as of the date of this Agreement and as of the Closing
Date:

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                  7.1   Organization   and   Standing.   Seller   is  a  limited
partnership, duly organized and validly existing under the laws of the State of Texas. Seller has the requisite partnership power and authority to own, lease and operate its properties and is duly authorized and licensed to carry on the Business in the places where and in the manner in which the Business is presently being conducted. Attached hereto as Schedule 7.1 is a list of the names and addresses of each person who, directly or indirectly, is a beneficial owner of a general partnership interest, limited partnership interest or other equity interest in Seller, along with a description of such person's beneficial interest.

                  7.2 Capacity. Seller has full partnership power and Seller has full legal capacity and authority to execute and deliver this Agreement, to consummate the transactions contemplated by, and to perform their respective obligations under this Agreement. The execution and delivery of, the consummation of the transactions contemplated by, and the performance of Seller's obligations under, this Agreement have been duly authorized by the partners of Seller and no other partnership proceedings on the part of Seller are necessary in connection therewith. This Agreement constitutes, and each other agreement or instrument to be executed and delivered by Seller and the Principals shall constitute, the valid and binding obligation of Seller and the Principals, enforceable against Seller and the Principals, respectively, in accordance with their respective terms.

                  7.3 Authority. Neither the execution and delivery of this Agreement by Seller, the consummation by Seller and the Principals of the transactions contemplated by, nor the performance of Seller's obligations under, this Agreement will: (a) violate any provisions of the Partnership Agreement of Seller; (b) violate any statute, code, ordinance, rule or regulation of any jurisdiction applicable to Seller or the Assets; (c) violate any judgment, order, writ, decree, injunction or award of any court, arbitrator, mediator, government or governmental agency or instrumentality, which is binding upon Seller or which would have an adverse effect on the Assets or the operation and conduct of the Business; or (d) violate, breach, conflict with, constitute a default under (whether with or without notice or lapse of time, or both), result in termination of or accelerate the performance required by any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller and/or one (1) or more of the Principals is a party or by which one (1) or more of them, the Assets or the Business is bound.

                  7.4 Consents. No consent, approval, filing or registration with or by any governmental agency or instrumentality or any other person or entity is necessary in connection with the execution and delivery by Seller of this Agreement, the consummation by Seller and the Principals of the transactions contemplated by, or the performance of Seller's obligations under, this Agreement.

                  7.5 Absence of Defaults. Except for certain Payables of Seller which are past due (all of Seller's Payables being set forth on Schedule 7.5 hereto), Seller is not in default under, or in violation of, any provision of its Partnership Agreement or under any indenture, mortgage, deed of trust, loan agreement or similar debt instrument, or any other agreement to which Seller is a party or by which Seller is bound or to which any of its properties is subject, nor does there exist any fact, circumstance or event that has occurred which, upon notice, lapse of time or both, would constitute such a default or violation. Neither Seller nor the Assets are in violation of any statute, rule, regulation or order of any court or Federal, state or local governmental agency or instrumentality having jurisdiction over Seller, any of the Assets or any of Seller's properties.

                  7.6 Financial Statements. Within ten (10) days of the Effective Date, Seller shall deliver to Buyer: (a) statements of Seller's income and expenses for the twelve (12) months ended December 31, 1997, and the balance sheets of Seller as of such date, prepared by Seller; (b) unaudited statements of Seller's income and expenses for the six (6) month period ended June 30, 1998 and the balance sheet of Seller as of such date; (c) unaudited statements of income and expenses for the monthly periods ended July 31, 1998 and August 31, 1998, each of items (b) and (c) immediately preceding being certified as being accurate and complete by the Chief Financial Officer of Seller (collectively referred to as "Financial Statements"); and (d) Seller shall give access to Buyer or Buyer's representatives to all other financial information related to Seller. The Financial Statements do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements or information in them not misleading. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently by Seller throughout the periods indicated and present fairly the financial position and results of operations of Seller as of the dates and for the periods represented. Seller is solvent from a balance sheet standpoint and, assuming Closing and application of the Purchase Price in the manner set forth herein, will not be rendered insolvent by the consummation of the transactions contemplated by this Agreement.

                  7.7 Liabilities, Labor Issues, etc. Except as set forth in the Financial Statements, Seller has no material liabilities or obligations of any kind, type or nature, contingent or fixed, or accrued or to accrue. Without limiting the foregoing, Seller is not a party to any collective bargaining agreement, profit sharing or pension agreement or plan or any other item which, under any circumstances, could bind either Buyer, any of the Assets or the Business after the Closing. Seller has enjoyed and continues to enjoy good relations with its labor force and Seller will cooperate with Buyer in all reasonable manners to endeavor to cause such of Seller's existing employees, as Buyer may request, to continue their employment with Buyer after the Closing. Except as set forth on Schedule 7.7, Seller is not indebted or obligated to any of its officers, directors or employees in any manner.

                  7.8 Capital Structure. The capital structure of Seller consists solely of a one percent (1%) partnership interest held by its general partner and a ninety nine percent (99%) partnership interest held by its limited partners, all of which are held as set forth in the Financial Statements. All of such units have been validly issued and are fully paid and non-assessable. Seller has granted no other equity interests, options, rights or other items of any kind, type or nature convertible into units to any other person or entity.

                  7.9 Absence of Specified Changes. From August 31, 1998, there has not been any:

                           (A)  Transaction  by Seller  except  in the  ordinary
course of business;

                           (B)  Material  adverse  change  in  the  Assets,  the
financial condition, liabilities, business, operations or prospects of Seller;

                           (C)  Destruction,  damage  to or  loss  of any of the
Assets (whether or not covered by insurance) that materially and adversely affects the financial condition, business, operations or prospects of Seller or the Business;

                           (D) Loss of  employees,  suppliers  or  customers  or
other event or condition of any character materially and adversely affecting the Assets or the financial condition, business or prospects of Seller or the Business, except for the Resignation (herein so called) of Mark Peeks ("Peeks") during September, 1998, relating to which, or to his employment with Seller, Peeks has no known claim against Seller;

                           (E)  Change  in   accounting   methods  or  practices
(including, without limitation, any change in depreciation or amortization policies or rates) by Seller;

                           (F) Except for ordinary and normal depreciation taken
in accordance with generally accepted accounting principals, revaluation by Seller of any of the Assets;

                           (G) Except as set forth on Schedule 7.9,  increase in
the salary or other compensation payable, or to become payable, by Seller to any of its officers, directors or employees, or any declaration, payment, commitment or obligation of any kind for the payment by Seller of a bonus or other additional salary or compensation to any such person;

                           (H)  Acquisition or disposition of any of the Assets,
except in the ordinary course of business;

                           (I)  Amendment  or   termination   of  any  contract,
agreement or license to which Seller is a party, except in the ordinary course of business;

                           (J)  Loan by  Seller  to any  person  or  entity,  or
guaranty by Seller of any loan or any other obligation or liability of any kind, type or nature of any third party;

                           (K)  Mortgage,  pledge,  security  interest,  lien or
other encumbrance of any of the Assets;

                           (L)  Waiver  or  release  of any  right  or  claim of
Seller, except in the ordinary course of business;

                           (M) Other event or  condition of any  character  that
has or might have a materially adverse effect on the Assets or the financial condition, business or prospects of Seller or the Business;

                           (N)   Incurrence   of  any  liability  or  obligation
(whether absolute, accrued or contingent) affecting Seller or the Business, except in the ordinary course of business which, from August 31, 1998, through Closing, shall not exceed, in the aggregate, $25,000.00, or as to any individual liability or obligation, $25,000.00;

                           (O)  Distribution on account of any class of stock or
other equity security, including without limitation, any dividend or redemption; or

                           (P)  Agreement  by  Seller  to do any  of the  things
described in the preceding Subsections A. through O., inclusive.

                  7.10  Litigation  and Claims.  Except as set forth on Schedule
7.10 attached, Seller is not a party to any, and there is no pending or threatened, suit, action, arbitration, legal, administrative or other proceeding or governmental investigation against Seller or affecting the Assets, the operation and conduct of the Business or its prospects, or challenging the validity or propriety of, or seeking to enjoin or to set aside the transactions contemplated by, this Agreement. To the best of Seller's knowledge, there is no basis for the assertion of any proceeding, claim, action or governmental investigation. Seller is not a party to any judgment or decree, nor is Seller in default with respect to any order, writ, injunction or decree of any Federal, state, local or foreign court, department, agency or instrumentality which will, or is likely to, affect the Assets, Seller's title to the Assets, the ability of Seller to perform its obligations under this Agreement or the Business or prospects of Seller.

                  7.11 Compliance with Laws. To the best of Seller's knowledge, Seller is in compliance with, and is not in default under, any applicable federal, state and local statutes, regulations, ordinances, zoning laws, engineering standards, safety standards, environmental standards and any other applicable law (collectively, "Laws") in connection with the ownership and use of the Assets or the conduct and operation of the Business. Seller holds all required franchises, permits, licenses, certificates and authorizations (collectively, "Permits") necessary or appropriate in connection with the ownership and use of the Assets and the conduct and operation of the Business and all of said items are current and valid as of the Effective Date.

                  7.12 Inventory. The portion of the Inventory consisting of food items ("Food Inventory") now, and on the Closing Date will, consists of items of a quality usable and saleable in the usual and ordinary course of the Business and does not and will not include obsolete or damaged items. Unless otherwise requested by Buyer, all Inventory will be transferred to Buyer at Closing.

                  7.13  Personal  Property.   All  items  of  Personal  Property
described in Exhibit C are in the possession of Seller and Seller has or will have good and clear title to same. Seller will deliver to Buyer, immediately after execution hereof, documentation acceptable to Buyer indicating that Seller purchased all items of Personal Property and Intellectual Property (described immediately below) from Prior Owners; such documentation shall include appropriate and acceptable instruments of assignment to Seller. Seller represents and warrants that D.T.M.E.S. has no claim or any ownership interest in or to any Asset to be conveyed or transferred hereunder or, if it does, Seller shall cause D.T.M.E.S. to execute all documents of conveyance set forth herein as to any Asset in which D.T.M.E.S. claims or may claim to have an interest. If requested by Buyer, Seller shall cause D.T.M.E.S. to execute appropriate instruments of quit-claim as to all of the Assets at the Closing. All items of Personal Property shall be conveyed "AS-IS" and "WHERE-IS" and without any representation or warranty to as their physical condition including, without limitation, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. The foregoing shall not impair Seller's warranty of title thereto.

                  7.14 Intellectual Property.

                           (A) Except for liens to be  extinguished  at Closing,
Seller owns and possesses all right, title and interest in and to the Intellectual Property, free and clear of all liens, security interests and encumbrances and no claim has been made or threatened by any third party against Seller contesting the validity, enforceability, use or ownership of the Intellectual Property;

                           (B) To the best of  Seller's  knowledge,  there is no
infringement of, misappropriation by or conflict with any third party with respect to the Intellectual Property (a "Third Party Infringement");

                           (C) To the best of Seller's knowledge, Seller has not
infringed, misappropriated or otherwise engaged in any conduct which conflicted with any proprietary rights of any third parties in or to the Intellectual Property, nor will any infringement, misappropriation or conflict occur as a result of the continued operation of the Business as it is presently conducted (a "Seller Infringement");

                           (D) Except as set forth in the Production  Agreement,
Seller has not granted to any third party any license, right or other interest in the Intellectual Property; and

                           (E) Seller  believes it has, or will at Closing have,
taken commercially reasonable actions to protect its rights with respect to the Intellectual Property, and will continue to preserve and protect its rights in the Intellectual Property prior to the Closing, all as set forth on Schedule
7.14. Without limiting the generality of the foregoing, Seller has, or will at Closing have, registered (collectively, "Registration") the Intellectual Property including, without limitation, the Trademarks with the federal and state authorities, and all of such Trademarks are believed, in good faith, by Seller to be in good standing and not infringed, all as set forth on Schedule
7.14. At the Closing, Seller shall take all steps and execute all documents reasonably requested or required by Buyer to transfer all of the Intellectual Property to Buyer.

                  7.15 Title to Assets. Seller has good and marketable title to the Assets, free and clear of all liens, pledges, charges, security interests, encumbrances, claims, conditional sales agreements, licenses, covenants, conditions, restrictions on transfer, or other restrictions or other rights of third parties, except as disclosed in Exhibit C. All such liens and encumbrances disclosed on Exhibit C shall be released on or before the Closing Date. No partner, contractor or employee of Seller owns or has any interest, directly or indirectly, in any of the Assets.

                  7.16 Suppliers and Customers. Exhibit H contains a list of Seller's customers purchasing more than $10,000.00 from Seller in goods or services in the last twelve (12) months during the twelve-month period immediately preceding the Effective Date. Except as described in Exhibit H, Seller has not made and shall not make any commitment to any such customer or to any employee, agent or representative of such customer to provide any special discount, allowance or other accommodation to the customer. Except as further set forth in Exhibit H, Seller has no information and is aware of no facts indicating that any of the suppliers or customers listed in Exhibit H intend to cease doing business with Seller or to materially alter the amount of business that they are presently doing with Seller. Seller shall, post-Closing, cooperate with Buyer in effecting an orderly transition of the suppliers and customers to Buyer and shall take all steps as are requested by Buyer (including, without limitation, executing letters of recommendation, transfer and the like) in order to effect such a transition if the Closing occurs.

                  7.17 Insurance Policies and Coverages. Exhibit I is a list of and brief description of all insurance polices (including policy amounts) which provide coverage to Seller, including without limitation, product liability, general liability, fire insurance policies on or covering the Business and on or covering each item of Inventory and Personal Property. To the best knowledge of Seller, Seller's insurance coverages are adequate for the conduct of the
Business.   Seller's  product  and  general  liability
coverages include both "premises and operations" coverage and "products and completed operations" coverage, and such insurance is written on an "occurrence" form policy. Seller has not received notice of termination of any policy and there are no facts or conditions which, with notice or lapse of time, or both, could result in a termination of any of the policies. The insurance policies listed in Exhibit I will be continued in full force and effect until the Closing Date. There has been no rating termination or refusal to issue insurance involving any aspect of the Business, including without limitation, for products liability in any manner pertaining to the Inventory and/or the items sold by the Business.

                  7.18 Contractual Rights. Exhibit D is a list of all written contracts to which Seller is a party. No contract, agreement or other obligation of Seller shall bind or affect the Assets or Buyer after the Closing, unless Buyer specifically assumes the same pursuant to the terms hereof. The parties understand that Buyer does not intend to assume any Contracts with Seller post-Closing, except as otherwise set forth herein.

                  7.19 Brokers. No broker or finder has acted for Seller in connection with this Agreement or the transactions contemplated hereby and no broker or finder is entitled to any brokerage commissions, finder's fee or other compensation based on agreements or arrangements made by Seller.

                  7.20 Full Disclosure. The representations, warranties and statements of Seller in this Agreement, in any Exhibit or in any certificate or other document furnished by Seller to Buyer pursuant to, or in furtherance of, this Agreement, are complete, current and accurate, do not contain or will not contain any untrue statement of material fact, and do not omit or will not omit to state any material fact necessary to make each representation, warranty or statement accurate and not misleading in any material respect. Certificates or documents furnished by either Principal to Seller in the context of this transaction and which relate to Buyer shall be deemed to have been furnished by Seller for purposes of this Section 7.20. Seller has, and prior to Closing shall have, provided to Buyer, in writing, any information necessary to ensure that the representations, warranties, or statements made to Buyer are complete, current and accurate and are not misleading in any material respect.

                  7.21 Certain Definition. When used in this Section 7, the word "material" (and grammatical variants thereof) shall mean and refer to any item, act, omission or occurrence which, individually, or in the aggregate, would or could lead to a claim against Seller or the Assets, or any of them, of greater than $10,000.00.

         8. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that, as of the date of this Agreement and as of the Closing
Date:

                  8.1 Organization and Standing. Poore Brothers is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the requisite corporate power and corporate authority to own, lease and operate its properties and is duly authorized and licensed to carry on the business in the places where and in the manner in which such business is presently being conducted.

                  8.2 Capacity. Buyer has full corporate power, legal capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated by, and the performance of the obligations under, this Agreement. The execution and delivery of this Agreement, the consummation of the transactions contemplated by, and the performance of the obligations under, this Agreement have been duly authorized by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer are necessary in connection therewith. This Agreement constitutes, and each other agreement or instrument to be executed and delivered by Buyer pursuant to this Agreement will constitute, valid and binding obligations of the Buyer, enforceable against Buyer in accordance with their respective terms.

                  8.3 Authority. Neither the execution and delivery of this Agreement by Buyer, the consummation of the transactions contemplated by, nor the performance of Buyer's obligations under, this Agreement will: (a) violate any provision of the Articles of Incorporation or Bylaws of Buyer; (b) violate any statute, code, ordinance, rule or regulation of any jurisdiction applicable to Buyer or to its properties or assets; (c) violate any judgment, order, writ, decree, injunction or award of any court, arbitrator, mediator, government or governmental agency or instrumentality which is binding upon Buyer or which would have an adverse effect on its properties or assets; or (d) violate, breach, conflict with, constitute a default under or result in termination of or accelerate the performance required by any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets is bound.

                  8.4 Consents. No consents, approvals, filings or registrations with or by any governmental agency or instrumentality or any other person or entity are necessary in connection with the execution and delivery by Buyer of this Agreement, the consummation by Buyer of the transactions contemplated by, or the performance of Buyer's obligations under, this Agreement.

                  8.5 Brokers. Except for brokerage or consulting fees due Everen Securities, Inc. of which Buyer has heretofore made Seller aware and which Buyer shall defray in their entireties, no broker or finder has acted for Buyer in connection with this Agreement or the transactions contemplated hereby and no broker or finder is entitled to any brokerage commissions, finder's fee or other compensation based on agreements or arrangements made by Buyer.

         9. Covenants of Seller. Seller covenants and agrees as follows:

                  9.1 Right of Inspection. From the Effective Date through the Closing Date, Seller shall permit Buyer and its authorized representatives to have full access to Seller's properties during regular business hours, shall make its employees and authorized representatives available to confer with Buyer and its authorized representatives and shall make available to Buyer and its authorized representatives all books, papers and records relating to the Assets, the Business or the obligations and liabilities of Seller relating thereto which may be reasonably requested by Buyer, including, but not limited to, all books of account (including the general ledger), tax records, organizational documents, contracts and agreements, filings with any regulatory authority, any financial operating data and any other business information relating to Seller's business activities or prospects as Buyer may from time to time request. No such investigation by Buyer shall affect the representations, statements and warranties of Seller and each such representation, statement and warranty shall survive any such investigation.

                  9.2 Conduct of Business. From the Effective Date until the Closing Date:

                           (A) Except as provided  below,  Seller shall  conduct
the Business and shall engage in transactions only in the usual and ordinary course of business and in a commercially reasonable manner and will do so diligently and in substantially the same manner as it has previously. Seller will use all commercially reasonable efforts to preserve its business organization intact and to preserve all present relationships of Seller with, and the goodwill of, suppliers, customers, and others having a business relationship with Seller. Seller further agrees to protect the Assets and to maintain the Inventory and Personal Property in the ordinary course of business until Closing.

                           (B) Seller will not, except in the usual and ordinary
course of business or as otherwise consented to or approved by Buyer in writing, or as permitted or required by this Agreement: (a) institute any method of manufacture, purchase, sale, lease, management, accounting or operation that will vary from those methods used by Seller as of the Effective Date; (b) cancel any existing policy of insurance; (c) enter into any new contract, commitment or other transaction not in the usual and ordinary course of business and, if in the usual and ordinary course of business, not in an amount exceeding $25,000.00 per transaction or $25,000.00 in the aggregate; (d) make any capital expenditures in an amount exceeding $5,000.00 for any single item or $5,000.00 in the aggregate, or enter into any lease of capital equipment or property which has a term exceeding thirty (30) days or under which the annual lease charge is in excess of $2,000.00; (e) sell, dispose of or encumber any of the Assets; (f) incur any new indebtedness or other liabilities other than in the usual and ordinary course of business, and, if in the usual and ordinary course of business, not in an amount exceeding $25,000.00 per transaction or $25,000.00 in the aggregate; (g) waive or compromise any right or claim or cancel, without full payment, any note, loan or other obligation owing to Seller; (h) modify, amend, cancel, renew or terminate any Contract listed in Exhibits C and D; (i) take any action or fail to take any action which would cause any of Seller's and Principals' representations in this Agreement to be untrue as of the Closing Date; or (j) enter into any agreement obligating Seller to do any of the foregoing prohibited acts.

                           (C) Seller shall maintain its  partnership  existence
and powers and will not dissolve or liquidate.

                           (D) Seller  will not do any act or omit to do any act
that will cause a breach or default of any contract, obligation, lease, license or other agreement to which Seller is a party or which affects the Assets, Seller's title to the Assets or the operation and conduct of the Business. Notwithstanding the foregoing, immediately upon the execution and delivery hereof, Seller shall, in accordance with the provisions of Exhibit J hereto, transfer all of Seller's production requirements to Buyer. Said Production requirements shall continue to be serviced by Buyer until either the Closing or the failure of a condition to Closing hereunder, whereupon, except for the business of Hecht (as herein defined as respects Deposits to be returned to Buyer), Buyer shall reasonably cooperate with Seller to retransfer said production business to Seller.

                  9.3 Local Law Issues. Seller represents that Texas has repealed its so-called "bulk transfer act" and therefore no compliance is necessary therewith. Seller also believes that no sales, transaction privilege or similar tax will be due with regard to the transactions contemplated hereby, but if any such tax is payable, Seller shall be entirely responsible for same and Buyer shall have no responsibility therefor.

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
                           Seller also  represents to Buyer that Seller does not
pay any tax at the entity level, except for ad valorem real and personal property taxes including, without limitation, income or transaction privilege or sales taxes and therefore no liens or obligations relating to said taxes will bind or effect the Assets or Buyer post-Closing. Seller will, at or prior to Closing, pay all personal property taxes relating to any of the Assets transferred hereby and exhibit to Buyer reasonable evidence of receipts therefor. Seller shall be responsible, and shall timely pay and exhibit receipts to Buyer, for all 1998 personal property taxes relating to the Assets.

                  9.4 Consents. Seller shall obtain any and all necessary consents, waivers, permits, approvals and authorizations of, and complete any and all filings or registrations with, all Federal, state and local governmental bodies which are necessary to consummate the transactions contemplated by this Agreement or to permit Buyer to continue the Business after the Closing Date. Seller shall obtain any and all consents, waivers, approvals or authorizations of all other persons or entities as may be required for the sale, assignment and transfer to Buyer of the Assets.

                  9.5 Cooperation. Seller agrees to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by, and to perform its obligations under, this Agreement.

                  9.6 Disclosure of Changes. Seller will promptly notify Buyer in writing of: (a) the commencement or threat of any threatened lawsuit or claim against Seller or affecting the Assets, the operation and conduct of the Business or its prospects or challenging the validity or propriety of, or seeking to enjoin or to set aside the transactions contemplated by, this Agreement; (b) any adverse change in the financial condition of Seller or the Business; or (c) any change in any representations or warranties of Seller set forth in this Agreement or in any Exhibit, certificate or other documents delivered to Buyer by Seller pursuant to this Agreement.

                  9.7 Restrictive Covenants.

                           9.7.1  Restricted  Activities.  Principals and Seller
covenant and agree as follows:

                                    (A) For a period of five (5) years  from and
after: i) the Closing Date, as to Seller; and, ii) their respective terminations of employment, as to the Principals (collectively, the "Time Limit"), neither the Principals nor Seller will compete with the Business, or directly or indirectly own any interest in, operate, manage or control in any manner any entity which competes with the Business in the State of Texas. The foregoing provision, however, shall not prohibit Seller and/or Principals from investing in securities of any corporation whose securities are listed on a national securities exchange or traded in the over the counter market if Seller and the Principals shall collectively be the owner(s), beneficially or of record, of less than one percent (1%) of any class of the stock of such corporation.

                                    (B) Neither the Principals nor Seller shall,
for the duration of the Time Limit: (a) directly or indirectly solicit or service in any way, on behalf of themselves or on behalf of or in conjunction with others, any customer, distributor, manufacturer's representative or client or in any other way seek to induce the discontinuance of any business relationship between the Business and said customers or clients; or (b) directly or indirectly solicit, on behalf of themselves or on behalf of or in conjunction with others, any employee or supplier of Buyer to terminate his or her employment or other relationship with Buyer.

                                    (C) Neither the  Principals nor Seller will,
for the duration of the Time Limit, without authorization of Buyer, use for themselves or for any person or corporation or other entity, or disclose to any entity which competes with the Business, any confidential information concerning the suppliers and customers of the Business. Confidential information shall mean information available to Seller and/or the Principals as a consequence of their respective ownership, use or control of the Assets and the operation of the Business and not otherwise generally known in the industry.

                           9.7.2   Reasonable   Restrictions.   Seller  and  the
Principals acknowledge and agree that the duration and geographical limits of the restrictions set forth in this Section 9.7 have been reviewed by Seller's and Principals' legal counsel and specifically discussed and negotiated and are reasonable in view of all the facts and circumstances known to Seller and Principals.

                           9.7.3  Material  Minimum.  Seller and the  Principals
acknowledge and agree that the duration of time and geographical restrictions set forth in this Section 9.7 are reasonably necessary to protect the Assets and interests transferred pursuant to this Agreement, that any violation of such restrictions would cause Buyer substantial injury and that Buyer would not have entered into this Agreement without Seller's and the Principals' agreements to be bound by such restrictions.

                           9.7.4  Enforcement  of  Restrictions.  Seller and the
Principals further acknowledge and agree that an action for damages would not provide full and adequate compensation in the event of a violation of such restrictions. Therefore, in the event of any violation of such restrictions by Seller and/or the Principals, Buyer shall be entitled, in addition to any other remedy, to preliminary and permanent injunctive relief.

                           9.7.5 Severability of Initial Provisions.  If a court
in any jurisdiction should conclude that the foregoing covenants are unenforceable according to their terms either because of their duration or the geographic area covered, the Parties agree that a court of competent jurisdiction shall reduce such duration or geographic area, insofar as that jurisdiction only is concerned, so that the resulting duration and geographic area shall be the maximum that such court shall conclude is enforceable in that jurisdiction, which reduction shall be performed as follows: in the case of duration, the duration shall be reduced by one (1) month at a time until it shall be the maximum enforceable duration; and in the case of geographic area, such area shall be reduced by eliminating individual counties within states one
(1) at a time therefrom until such area shall be the maximum enforceable geographical coverage. The Parties acknowledge that the remedies of specific performance and/or injunctive relief shall be available and proper in the event of the actual or imminent refusal or failure of Seller or the Principals to perform their respective obligations under this Agreement.

                  9.8 Information. Seller shall deliver the following materials to Buyer not less than five (5) days prior to the Closing Date (and, if prior to the Closing Date Seller receives or discovers any additional materials required to be delivered to Buyer, as soon as reasonably possible after such receipt or discovery):

                           (A) Copies of all  contracts  and leases set forth in
Exhibits C and D, together with all modifications and amendments thereto;

                           (B)  Copies  of all  security  interests,  mortgages,
pledge agreements, conditional sales contracts, financing statements or other documents or instruments evidencing any security interests, liens, charges, claims, encumbrances or other interest in any part of the Assets, together with a listing of the current amount of indebtedness secured by each such document or instrument;

                           (C)  Copies of all  relevant  court,  administrative,
arbitral and governmental papers and all other documents relating to the matters set forth in Section 6.10, if any;

                           (D)  Copies  of  all  insurance  policies  listed  in
Exhibit I; and

                           (E)  Copies  of  such  other   materials  as  may  be
reasonably requested by Buyer.

                  9.9 Securities Issues. Each of Seller, Kohl and Bigham hereby acknowledges that Buyer will be relying upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and The Securities Act of 1957 of Texas (the "Texas Act") in connection with the issuance of the Stock to Seller. Each of Seller, Kohl and Bigham further acknowledges that the availability of the exemption under the Texas Act is dependent upon a number of factors, including, without limitation: the receipt by Seller of certain information regarding Buyer; whether Seller is a
"sophisticated investor" (as such term is used in the rules promulgated under the Texas Act); and the imposition on Seller of certain restrictions on the resale or transfer of the Stock. In connection with establishing the applicability of the above-mentioned exemptions, each of Seller, Kohl and Bigham represents and warrants to, and agrees with, Buyer as follows:

                           (A) The  total  value of the  Stock  will not  exceed
twenty percent (20%) of Seller's net worth at the time of issuance of the Stock by Buyer to Seller. Seller has no need for liquidity in the Stock and Seller can afford to lose its entire investment in the Stock.

                           (B) The  principals of Seller have such  knowledge of
finance, securities and/or investments, generally, as well as experience and skill in investments based upon actual participation, that they are capable of evaluating the merits and risks of the issuance of the Stock to Seller, and such persons do not require a purchaser representative to assist in any such evaluation.

                           (C) The Stock is being acquired by Seller for its own
account for purposes of investment and not "with a view to" the "distribution" thereof, as such terms are used in the 1933 Act, and the rules and regulations thereunder;

                           (D) Seller  acknowledges  that the Stock  constitutes
"restricted securities" under federal and state securities laws insofar as it has not been registered under the 1933 Act or the securities laws of any other jurisdiction, that it may not be resold or transferred without compliance with the registration or qualification provisions of the 1933 Act or applicable federal and state securities laws or an opinion of counsel that an exemption from such registration and qualification requirements is available. Each of Seller, Kohl and Bigham is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect, and the resale limitations imposed thereby and by the 1933 Act;

                           (E)  Seller,  Kohl and  Bigham  acknowledge  that any
certificate or certificates representing the Stock that are issued by Buyer will bear the following legend or a legend similar thereto:

                           THE STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. SUCH STOCK HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF. SUCH STOCK MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND COMPLIANCE WITH THE REQUIREMENTS OF ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED;

                           (F) Each of Seller, Kohl and Bigham has the requisite
knowledge and experience in financial and business matters, including investments of this type, to be capable of evaluating the merits and risks of an investment in the Stock and of making an informed investment decision with respect thereto. Seller is able to: (i) bear the economic risk of its investment in the Stock; (ii) hold the Stock for an indefinite period of time; and (iii) afford a complete loss of its investment;

                           (G) Seller has received from Buyer,  and each of Kohl
and Bigham has reviewed, recent reports filed by Buyer with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended, recent press releases issued by Buyer and a Registration Statement on Form S-3 (the "Form S-3") recently filed by Buyer with the Commission pursuant to the 1933 Act (including, without limitation, the "Risk Factors" sections contained in Buyer's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 and the Form S-3) (such recent reports, press releases and the Form S-3 being hereinafter collectively referred to as the "Disclosure Documents"), and has reviewed such additional documentation and information and has conducted such research regarding Buyer as each such person has deemed prudent and necessary in connection with the acquisition of a portion of the Stock by Seller. Based upon such review and research, each such person believes that he or she is fully aware of the current condition (financial and otherwise) and prospects of Buyer. Seller, Kohl and Bigham have obtained sufficient information to evaluate the merits and risks of Seller's acquisition of the Stock and to make an informed investment decision; and

                           (H) All  documents,  records  and  other  information
relating to Buyer that have been requested by Seller, Kohl and Bigham and that are considered by such persons to be material in making a decision to acquire the Stock, have been delivered or made available to them, and Seller's, Kohl's and Bigham's investment decision is based upon his or its own investigation and analysis and not the representations or inducements of Buyer or any party or parties acting on its behalf.

Prior to the Closing date: (i) Seller shall deliver to each general and limited partner of Seller a copy of the Disclosure Documents delivered by Buyer to Seller; and (ii) Seller shall obtain and deliver to Buyer a

Certificate from Seller and a Purchaser Representative Certificate in the respective forms attached hereto as Exhibit 9.9.

Seller, Kohl and Bigham understand that Buyer will rely on the representations and warranties contained in this Section 9.9 and in the Certificates delivered to Buyer pursuant to the previous paragraph in connection with the issuance of the Stock.

Seller shall obtain from Prior Owners, as a condition to Closing, similar statements and/or certificates as required by securities counsel for Buyer.

                  9.10 Payables. Seller agrees to deliver to Buyer on, or within thirty (30) days after, the Closing Date an itemization of all Payables which Seller is paying with the Deposit and with the Cash Payment and copies of cancelled checks or other evidence reasonably satisfactory to Buyer of such payments.

         10. Closing Date. The "Closing Date" or "Closing" shall occur on or prior to November 15, 1998 (or earlier if Buyer so notifies Seller in writing at least two (2) business days prior to the accelerated Closing Date) and shall take place either at Buyer's principal place of business in Goodyear, Arizona, or at the principal offices of Buyer's or Lender's counsel in Phoenix, Arizona, or at such other time and place as the Parties may agree in writing.

         11. Obligations at Closing.

                  11.1 Seller's Obligations at Closing. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

                           (A) All  instruments of transfer  (collectively,  the
"Assignment Documents"), properly executed by Seller and acknowledged, including but not limited to a bill of sale, deeds and assignments, transferring and assigning to Buyer all of Seller's right, title and interest in and to the Assets, including, but not necessarily limited to, the following:

                                    (1) General  Warranty Bill of Sale in a form
substantially identical to Exhibit K; and

                                    (2) General  Warranty  Assignment  in a form
substantially identical to Exhibit L;

                           (B) All instruments  evidencing any and all consents,
waivers,  permits,  approvals,  authorizations,   filings  or  registrations  as
provided for in Sections 5.9, 7.2, 7.3 and 7.4;

                           (C) The  opinion of  Seller's  counsel as provided in
Section 5.7;

                           (D)  Certified   resolutions  of  Seller's   partners
authorizing the execution and performance of this Agreement and all actions taken by Seller in furtherance of this Agreement pursuant to Section 7.2;

                           (E)  The  certificate,  in  the  form  of  Exhibit  M
("Seller's Closing Certificate"), executed by Seller, dated as of the Closing Date, certifying that the representations and warranties of Seller in this Agreement are true and correct on the Closing Date, as though each such representation and warranty had been made on the Closing Date; and

                           (F) The list and  evidence  of payment as provided in
Section 9.10,  which may be delivered  post-Closing  in accordance  with Section
9.10.

                  11.2 Buyer's Obligations at Closing. On the Closing Date, Buyer shall deliver, or cause to be delivered, the following:

                           (A) The payment to be  delivered  to the Prior Owners
as provided in Section 3.1.3(1);

                           (B) All cash to be applied to  Payables  and to repay
the SBA Loan as contemplated hereby;

                           (C) The Stock to be  delivered to the Prior Owners as
provided in Section 3.1.3(2);

                           (D) The Stock to be  delivered as provided in Section
3.1.4; a portion of said Stock shall be delivered into the Escrow (as herein defined);

                           (E) The  opinion of Buyer's  counsel as  provided  in
Section 6.3;

                           (F)  Two  (2)  original  counterparts  of each of the
Employment Agreements executed by Buyer, one (1) counterpart of each Employment Agreement to be delivered to the Principal which is a party to such Employment Agreement;

                           (G)  Certified   resolutions   of  Buyer's  Board  of
Directors authorizing the execution and performance of this Agreement and the execution and delivery of the Employment Agreements contemplated by this Agreement and all actions taken by Buyer in furtherance of this Agreement pursuant to Section 8.3; and

                           (H) A certificate, in the form of Exhibit N attached,
executed by the President and Secretary of Buyer, dated as of the Closing Date, certifying that the representations and warranties of Buyer in this Agreement are true and correct on the Closing Date, as though each such representation and warranty had been made on the Closing Date.

                  11.3 Obligations of Principals; Limited Warranty as to Claims. On the Closing Date, the Principals shall deliver or cause to be delivered to Buyer two (2) original counterparts of each Employment Agreement, each executed by the Principal who is a party to such Employment Agreement, with one (1) counterpart of each Employment Agreement to be delivered to Buyer.

The Principals represent and warrant to Buyer that the Principals have no claim against Seller or any of the Assets, nor do they hold any interest therein except as specifically disclosed herein or as may arise pursuant to this Agreement, the Employment Agreements or the Production Agreement and, if requested by Buyer, the Principals will execute appropriate releases and quit-claim instruments at Closing to confirm the foregoing.

         12. Obligations After Closing.

                  12.1 Change of Corporate Name; License. Seller agrees that immediately after the Closing Date it will take all action required to change its corporate name to eliminate the term "Tejas Snacks". Seller shall also, and do hereby, agree that for an unlimited period after the Closing Date, Buyer or its successors and assigns shall have an exclusive license to utilize the term "Tejas Snacks" (or any reasonable variant of such name) in connection with the distribution and sale of potato chip and/or other snack food products now or heretofore distributed by Seller shall, at the request of Buyer, execute all reasonable documentation necessary to evidence the foregoing license, which shall be deemed fully-paid and irrevocable upon consummation of the transactions contemplated by this Agreement

                  12.2 Indemnification.

                           (A) SELLER AGREES TO PAY, DEFEND,  INDEMNIFY AND HOLD
BUYER HARMLESS FOR, FROM, OF AND AGAINST ANY AND ALL CLAIMS, LOSSES, EXPENSES, DAMAGES, OBLIGATIONS, DEFICIENCIES OR LIABILITIES OF ANY KIND, TYPE OR NATURE, INCLUDING, WITHOUT LIMITATION, COSTS OF INVESTIGATION, INTEREST, PENALTIES, REASONABLE ATTORNEYS' AND EXPERT WITNESS' FEES AND ANY AND ALL COSTS, EXPENSES AND FEES INCIDENT TO ANY SUIT, ACTION OR PROCEEDING INCURRED OR SUSTAINED BY BUYER WHICH ARISE OUT OF, RESULT FROM OR ARE IN ANY WAY RELATED TO: (A) SELLER'S BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT CONTAINED IN THIS AGREEMENT OR IN ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED BY SELLER IN CONNECTION WITH THIS AGREEMENT; (B) ANY AND ALL LIABILITIES OR OBLIGATIONS RELATING TO THE OPERATION OF THE BUSINESS AND/OR THE ASSETS ON OR PRIOR TO THE CLOSING DATE, INCLUDING, WITHOUT LIMITATION, ALL TAX LIABILITIES, LIABILITIES FOR BREACH OF CONTRACT, PRODUCT LIABILITIES, LIABILITIES ARISING IN TORT, LIABILITIES FOR MATERIALS SOLD OR SERVICES RENDERED AND LIABILITIES TO ANY CREDITORS; (C) ANY AND ALL LIABILITIES OR OBLIGATIONS, INCLUDING CLAIMS BY THIRD PARTIES, RELATING TO THE NON-COMPLIANCE OF SELLER, ITS BUSINESS OR ANY OF THE ASSETS WITH, OR ANY DEFAULT UNDER, LAWS; (D) THE FAILURE OF SELLER OR THE ASSETS TO HOLD OR HAVE AVAILABLE ALL NECESSARY PERMITS; (E) THE EXISTENCE OF A THIRD PARTY INFRINGEMENT OR A SELLER INFRINGEMENT; (F) ANY CLAIMS MADE BY PEEKS ARISING OUT OF HIS EMPLOYMENT OR THE RESIGNATION; (G) ANY FAILURE TO EFFECT ANY REGISTRATION; (H) A PENDING INVESTIGATION BY THE TEXAS ATTORNEY GENERAL'S OFFICE (OR OTHER STATE OR LOCAL BODY) RELATING TO THE PRIOR USE OF ALLEGEDLY IMPROPER PACKAGING OR MARKING MATERIALS RESPECTING PRODUCTS HERETOFORE SOLD OR DELIVERED BY SELLER OR ITS PREDECESSOR; OR (I) ANY CLAIM BY ANY THIRD PARTY CREDITOR OF SELLER, OR ANY TRUSTEE IN BANKRUPTCY OF SELLER OR SIMILAR PERSON OR ENTITY MADE AGAINST THE ASSETS OR BUYER ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER OR NOT ANY OF THE FOREGOING ITEMS SET FORTH IN

CLAUSES (C), (D), (E), (F), (G) OR (H) IMMEDIATELY ABOVE ARE KNOWN TO SELLER AT CLOSING.

                           (B) BUYER AGREES TO PAY,  DEFEND,  INDEMNIFY AND HOLD
SELLER HARMLESS FOR, FROM, OF AND AGAINST ANY AND ALL CLAIMS, LOSSES, EXPENSES, DAMAGES, OBLIGATIONS, DEFICIENCIES OR LIABILITIES OF ANY KIND, TYPE OR NATURE, INCLUDING, WITHOUT LIMITATION, COSTS OF INVESTIGATION, INTEREST, PENALTIES, REASONABLE ATTORNEYS' AND EXPERT WITNESS' FEES AND ANY AND ALL COSTS, EXPENSES AND FEES INCIDENT TO ANY SUIT, ACTION OR PROCEEDING INCURRED OR SUSTAINED BY SELLER WHICH ARISE OUT OF, RESULT FROM OR ARE IN ANY WAY RELATED TO: (A) BUYER'S BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT CONTAINED IN THIS AGREEMENT OR IN ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED BY BUYER IN CONNECTION WITH THIS AGREEMENT; OR (B) ANY AND ALL LIABILITIES OR OBLIGATIONS RELATING TO THE OPERATION OF THE BUSINESS AND/OR THE ASSETS AFTER THE CLOSING DATE, INCLUDING, WITHOUT LIMITATION, ALL TAX LIABILITIES, LIABILITIES FOR BREACH OF CONTRACT, PRODUCT LIABILITIES, LIABILITIES ARISING IN TORT LIABILITIES FOR MATERIALS SOLD OR SERVICES RENDERED AND LIABILITIES TO ANY CREDITORS.

                           (C) Buyer and  Seller  agree  that,  upon  receipt by
either Party of a third-party claim in respect of which indemnity may be sought under this Section 12.2, said party (the "Claimant") shall give written notice within thirty (30) days of such claim (the "Notice of Claim") to the party from whom indemnification may be sought hereunder (the "Indemnitor"). No indemnification under this Section 12.2 shall be available to any party who fails to give the required Notice of Claim within thirty (30) days if the party to whom such notice should have been given was unaware of the claim and was prejudiced by the failure to receive the Notice of Claim in a timely manner. The Indemnitor shall be entitled at its own expense to participate in the defense of any claim or action against the Claimant. The Indemnitor shall have the right to assume the entire defense of such claim, provided that: (a) Indemnitor gives written notice of its desire to defend such claim (the "Notice of Defense") to the Claimant within fifteen (15) days after Indemnitor's receipt of the Notice of Claim; (b) Indemnitor's defense of such claim shall be without cost of Claimant or prejudice to Claimant's rights under this Section 12.2; (c) counsel chosen by Indemnitor to defend such claim shall be reasonably acceptable to Claimant; (d) the Indemnitor shall bear all costs and expenses in connection with the defense of such claim; (e) Claimant shall have the right, at Claimant's expense, to have Claimant's counsel participate in the defense of such claim; and (f) Claimant shall have the right to receive periodic reports from Indemnitor and Indemnitor's counsel with respect to the status and details of the defense of such claim and shall have the right to make direct inquiries to Indemnitor's counsel in this regard. Solely for the purpose of subparagraph (f) above, Indemnitor shall waive its attorney-client privilege.

                  12.3 [RESERVED]

                  12.4 Office Space. Buyer shall have the right, for a reasonable time post-Closing, to utilize, on a rent-free basis, existing office facilities and areas within the building currently occupied by a majority of the business of Seller. Buyer and Seller understand that the Principals will utilize this office space, rent free, until substitute office space can be obtained and built out on lease terms satisfactory to Buyer.

                  12.5 Transition. Seller shall use commercially reasonable efforts to maintain the goodwill of the Seller's suppliers, employees, contractors, customers and Business, and shall otherwise cooperate with Buyer to effectuate a smooth and orderly transition in the operation and conduct of the Business following the Closing Date. Without limiting the foregoing, Buyer is immediately permitted to interview Seller's employees and solicit employment post-Closing. If at least fifty percent (50%) of the employees of Seller which are offered post-Closing employment by Buyer do not accept, Buyer shall have the option of cancelling this Agreement due to a failure of a condition precedent.

         13. Remedies Prior to or on Closing.

                  13.1 Remedies Prior to or on Closing.

                           13.1.1  Remedies of Buyer Prior to or on Closing.  In
the event of any breach or default of any warranty, covenant, agreement, condition or other obligation of Seller under this Agreement, Buyer may at its option, and without prejudice to any other rights or remedies provided under this Agreement for any such breach or default, terminate this Agreement by delivering written notice of termination to Seller on or before the Closing Date. The notice shall specify with particularity the breach or default on which the notice is based. Notwithstanding the foregoing, the Parties acknowledge that the Assets are unique and that, in the event of a breach or default by Seller under this Agreement, it would be extremely impracticable to measure monetary damages and such damages would be an inadequate remedy for Buyer. Therefore, in the event of any such breach or default, Buyer may, at its option, sue for specific performance. Buyer's other option in the event of breach by Seller under this Agreement shall be to bring an action against Seller to recover Buyer's reasonable attorneys' fees, together with all other expenses incurred, expended and/or paid by Buyer in connection with the transactions contemplated by this Agreement, including, without limitation, financing costs, investigation costs, travel costs, reimbursement for experts' fees and other fees. Without limiting the generality of the foregoing, if Seller refuses to close and Buyer is ready, willing and able to close and has fulfilled all conditions hereunder, Seller shall pay to Buyer the sum of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) as and for liquidated damages and not as a penalty and as a so-called "break up fee". Buyer and Seller acknowledge that the foregoing is a reasonable liquidated damage in that Buyer's damages at the time and place of breach would be difficult, because of their nature of future profitability, to ascertain with precision, but that the foregoing represents a reasonable liquidated damage in the estimation of the Parties at this date. Notwithstanding the foregoing, it is specifically agreed that the liquidated damage remedy set forth above is declared to be severable specifically from the balance of this Agreement.

                           13.1.2 Remedies of Seller Prior to or on Closing.  In
the event of any breach or default of any warranty, covenant, agreement, condition or other obligation of Buyer under this Agreement, Seller's sole and exclusive remedy shall be to terminate this Agreement by delivering written notice of termination to Buyer on or before the Closing Date. The notice shall specify with particularity the breach or default on which the notice is based. Further, in the event of such a breach by Buyer, Seller shall be entitled to retain the Deposit (together with interest accrued thereon) as and for liquidated damages (and not as a penalty) arising out of Buyer's breach.

                           13.1.3  Termination.  In the event of  termination of
this Agreement by either Buyer or Seller as provided in this Section 13.1, this Agreement shall become null and void, other than Section 12.2 above, which shall remain in full force and effect. Upon termination, Buyer shall deliver to Seller and Seller shall deliver to Buyer any and all documentation provided by each Party to the other pursuant to the terms of this Agreement.

                  13.2 Remedies Subsequent to Closing. In the event of any breach or default of any warranty, covenant, agreement, condition or other obligation by any Party post-Closing, the non-defaulting Party may pursue whatever rights and remedies are available to such Party at law or in equity, including without limitation, the rights and remedies provided in this Agreement.

         14. Nondisclosure. No Party will disclose the existence or contents of this Agreement or any of the discussions or communications regarding the transactions contemplated by this Agreement to any third persons without the prior written consent of the other Party or Parties, except as required by applicable law; provided, however, that disclosures shall be permitted without the prior written consent of the other Party or Parties: (i) to Seller's and Buyer's respective partners, directors, shareholders, key employees, attorneys, accountants and lenders; (ii) to agents and advisors of Seller or Buyer who may be retained to render services in connection with the transactions contemplated by this Agreement; and (iii) to all persons from whom consents, approvals or amendments are required for the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, Seller recognizes the "public" status of Buyer and any public filings and/or statements made or caused to be made by Buyer shall be an exception to the foregoing.

         15. General Provisions.

                  15.1 Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Buyer and Seller. Neither Buyer nor Seller shall act unilaterally in this regard without the prior written approval of the other Party; however, this approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Seller recognizes the "public" status of Buyer and any public filings and/or statements made or caused to be made by Buyer shall be an exception to the foregoing.

                  15.2 Expenses. Except as otherwise specifically provided, each Party shall be responsible for its own fees, costs and other expenses incurred in negotiating and preparing, and in closing and carrying out the transactions contemplated by, this Agreement.

                  15.3 Survival of Representations, Warranties and Covenants. The respective representations, warranties and covenants of Buyer and Seller made in this Agreement or in any certificate or other document delivered pursuant to this Agreement, including without limitation the obligations of indemnity under this Agreement, shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, until the applicable statute of limitations has run, notwithstanding any examination made by or for the Party to whom such representations, warranties or covenants were made, the knowledge of any officers, directors, shareholders, employees or agents of the Party, or the acceptance of any certificate or opinion.

                  15.4 Notices. All notices, requests, demands and other communications required under this Agreement shall be in writing and shall be deemed duly given and received: (i) if personally delivered, on the date of delivery, (ii) if mailed, three (3) days after deposit in the United States Mail, registered or certified, return receipt requested, postage prepaid and addressed as provided below, (iii) if by a courier delivery service providing overnight or "next-day" delivery, on the next business day after deposit with such service, addressed as follows:

                  If to Seller:    Tejas Snacks, L.P.
                                   Attn: Mr. Tom Bigham
                                   Route 1, Box 66A
                                   Brookshire, Texas 77423

                  With copy to:    Stumpf Falgout Craddock & Massey
                                   Attn:  Michael B. Massey, Esq.
                                   1400 Post Oak Blvd., #400
                                   Houston, Texas  77056

                  If to Buyer:     Poore Brothers, Inc.
                                   Attn: Mr. Eric Kufel
                                   3500 South La Cometa
                                   Goodyear, Arizona 85338

                  With copy to:    Mariscal, Weeks, McIntyre & Friedlander, P.A.
                                   Attn:  Fred C. Fathe, Esq.
                                   2901 North Central Ave., #200
                                   Phoenix, Arizona 85012

Any Party may change its above-designated address by giving the other Party written notice of such change in the manner set forth herein.

                  15.5 Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or any of its provisions.

                  15.6 Entire Agreement; Modification. Except as set forth below, this Agreement constitutes the entire agreement among the Parties and supersedes all prior and contemporaneous agreements and undertakings of the Parties with respect to its subject matter, including, but not limited to, that certain Letter of Intent between Buyer and Seller, dated September 16, 1998. Notwithstanding the foregoing, that certain Production Agreement (herein so called), between Buyer and Seller, dated September 16, 1998, shall survive any termination of this Agreement and is specifically deemed not to be integrated herein. Said Production Agreement shall remain a fully binding agreement between the parties in accordance with its terms. Said Production Agreement deals with, among other things, Buyer distributing certain snack food product to Hecht Distributing ("Hecht") in recoupment of certain Deposit monies which may be repayable from Seller to Buyer hereunder if the transactions contemplated hereby do not close. No supplement, modification or amendment of this Agreement shall be binding and enforceable unless executed in writing by the Parties.

                  15.7 Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision of this Agreement (whether or not similar) nor shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the Party making the waiver.

                  15.8 Exhibits and Recitals. The Exhibits attached to this Agreement and the Recitals set forth above are hereby incorporated into and made a part of this Agreement.

                  15.9 Counterparts; Facsimile Signatures. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the Parties. The Parties agree that this Agreement may be transmitted between them via facsimile. The Parties intend that the faxed signatures constitute original signatures and that a faxed agreement containing the signatures (original or faxed) of all the Parties is binding upon the Parties.

                  15.10  Governing  Law;   Jurisdiction.   Except  as  expressly
provided herein, this Agreement shall be construed in accordance with, and governed by, the laws of the State of Arizona, without regard to the application of conflicts of law principles. Except in respect of an action commenced by a third party in another jurisdiction, the Parties agree that any legal suit, action or proceeding arising out of or relating to this Agreement must be instituted in a State or Federal court in the City of Phoenix, Maricopa County, State of Arizona, and they hereby irrevocably submit to the jurisdiction of any such court. No party shall raise a defense of jurisdiction, venue or forum non-convenience to any action venued in any of those courts. No action shall be commenced elsewhere.

                  15.11 Attorneys' Fees. In the event an action or suit is brought by any Party to enforce the terms of this Agreement, the prevailing Party shall be entitled to the payment of its reasonable attorneys' fees and costs, as determined by the judge of the court.

                  15.12 Parties in Interest. Except as expressly provided below, nothing in this Agreement is intended to confer upon any person other than the Parties, their respective heirs, representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the liability of any Party, nor shall any provision of this Agreement give any entity any right of subrogation against or action over or against any Party.

                           Lender shall be a third party  beneficiary  of all of
the representations, warranties and agreements of Seller made herein, Seller acknowledging that, in order to supply part of the purchase money hereunder, Lender is making a loan to Buyer secured by, among other things, a collateral assignment of Buyer's interest hereunder. Therefore, if Lender succeeds to Buyer's position hereunder, Seller shall recognize Lender for all purposes hereunder and shall perform the representations, warranties, covenants and agreements herein contained and which survive the Closing to Lender in that instance. Seller shall, from time to time, execute such documents as may be reasonably requested by Lender or Buyer in order to evidence such an item including, without limitation, estoppel certificates and recognition agreements.

                  15.13 Successors in Interest. Except as otherwise provided herein, all provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, executors, administrators, personal representatives, successors and assigns of any of the Parties.

                  15.14 Severability. The invalidity or unenforceability of all or any part of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be continued in all respects as if such invalid or unenforceable provision were omitted.

                  15.15 Risk of Loss. Seller shall bear all risk of loss with respect to the Assets arising on or prior to the Closing Date. In the event that all or any part of the Assets are damaged or destroyed by fire, windstorm, flood or any other casualty on or prior to the Closing Date (whether or not insured), Seller shall immediately notify Buyer of such damage or destruction. In such event, Seller and Buyer agree as follows:

                           (A) If the amount of the  casualty  loss is less than
Ten Thousand and No/100 Dollars ($10,000.00), the Purchase Price shall be reduced by the amount of the casualty loss, and Seller shall retain the right to receive proceeds of any insurance policies which cover any such loss.

                           (B)  If  the  amount  of  the  casualty  loss  is Ten
Thousand and No/100 Dollars ($10,000.00) or more, Buyer shall have the option to: (a) terminate this Agreement by written notice to Seller, in which case the Parties shall have no further obligations under this Agreement; or (b) continue to proceed with the transactions contemplated by this Agreement. If the Buyer elects to continue to proceed with the transactions contemplated under this
Agreement: (1) all insurance proceeds collectible by reason of such casualty loss shall be deemed to have been absolutely and irrevocably assigned to, and shall be payable directly to, Buyer; (2) Seller shall deliver to Buyer, on or before the Closing Date, a duly executed assignment of all insurance proceeds, in form and substance acceptance to Buyer; (3) Buyer shall have the right to conduct all settlement proceedings with respect to such insurance claims; and
(4) Buyer shall have the right and option to extend the Closing Date for a period of up to sixty (60) days from the date of such casualty loss.

                  15.16 Further Documentation. Each Party will execute and deliver such further instruments and documents and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

                  15.17 Interpretation. The Parties agree that each Party and its counsel have reviewed this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement.

                  15.18 [RESERVED]

                  15.19 Stock Escrow; Proceeds Assignment. At Closing, Buyer and Seller shall establish, pursuant to a form of Stock Escrow Agreement (the "Escrow Agreement"), a copy of which is attached hereto as Exhibit O, an Escrow (the "Escrow") wherein Two Hundred Sixty Seven Thousand One Hundred Forty Three (267,143) Shares of Stock shall be deposited at Closing. The Stock shall remain in the Escrow for a period of one (1) year as security for the post-Closing obligations of Seller hereunder including, without limitation, any breach of the truth and correctness of Seller's representations and warranties hereunder and/or Seller's performance of its obligations of indemnity hereunder. Buyer and Seller acknowledge that the Stock, as so escrowed, is, in part, a substitute for the Principals having no liability for Seller's representations and warranties hereunder. Therefore, among other things, in the event of any such breach by Seller hereunder, Buyer may, as Buyer shall choose, either enforce its remedies against the Stock or against Seller or Seller's other assets, the parties acknowledging that the Stock, as so escrowed, shall not be Buyer's sole remedy nor the sole source of assets against which Buyer may pursue claims, but stands as additional security therefore. Release of the Stock from said Escrow, at the end of the term thereof, shall not otherwise release Seller from any of its obligations hereunder, to the extent not theretofore released by the terms hereof.

                  15.20 Nomination and Assignment. Buyer shall have the ability, without the need to obtain the consent of Seller (as shall Buyer's assignee or nominee), to nominate or assign all or any portion of Buyer's rights under this Agreement to any person and/or entity which is an Affiliate (as defined below) of Buyer for any consideration deemed acceptable to Buyer in its sole discretion. In the event of such nomination and/or assignment, Buyer shall be released from all of its obligations under this Agreement so long as said nominee or assignee of Buyer assumes, in writing reasonably satisfactory to Buyer and Seller, all of Buyer's obligations under this Agreement, whereupon such substitute or assignee Buyer shall be deemed the "Buyer" under this Agreement for all purposes. The term "Affiliate", as applied to any person, means any person directly or indirectly controlling, controlled by, or under common control with, that person or a blood relative or spouse of such person, if such person is a natural person. For the purposes of this definition, "control" (including with correlative meaning, the terms "controlling," "controlled by" and "under common control"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise, and "person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, land trusts, business trusts or other organizations, whether or not legal entities.

                  15.21 Non-Foreign Status. At the Closing, Seller shall deliver to Buyer a so-called "IRC Section 1445" affidavit establishing Seller's non-foreign status.

                  15.22 Exhibits and Schedules. This Agreement may be executed without all of the Exhibits and Schedules attached. The Parties shall, on or before November 6, 1998, diligently endeavor to complete said Exhibits and Schedules. The approval of both Parties of all of such Exhibits and Schedules shall be a condition precedent to the obligations of the Parties hereunder. If the Parties are unable to complete said Exhibits and Schedules to their mutual reasonable satisfaction with said time, this Agreement shall be cancelled, the Production Agreement shall be in full force and effect as to recoupment by Buyer of the Deposits and neither Party shall have further liability to the other hereunder.

 . . .
 . . .
 . . .

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first set forth above.

SELLER:     TEJAS SNACKS, L.P., a
            Texas limited partnership


         By:__________________________________________
         Its:____________________________________


BUYER:      POORE BROTHERS, INC.,
            a Delaware corporation


         By:__________________________________________
         Its:____________________________________



PRINCIPALS:


         _____________________________________________
                        Kevin Kohl

         _____________________________________________
                        Tom Bigham

                                LIST OF EXHIBITS


Exhibit A                           -       Excluded Assets
Exhibit B                           -       RESERVED
Exhibit C                           -       List of Personal Property
Exhibit D                           -       Contractual Rights
Exhibit E                           -       Intellectual Property
Exhibit F                           -       Allocation of Purchase Price
Exhibits G-1 and G-2                -       Employment Agreements
Exhibit H                           -       List of Suppliers and Customers
Exhibit I                           -       Description of Insurance Policies
Exhibit J                           -       Production Requirements
Exhibit K                           -       General Warranty Bill of Sale
Exhibit L                           -       General Warranty Assignment
Exhibit M                           -       Seller's Closing Certificate
Exhibit N                           -       Buyer's Closing Certificate
Exhibit O                           -       Stock Escrow Agreement



                                LIST OF SCHEDULES

Schedule 3.1.4             -        Stock Legend
Schedule 7.1               -        List of Equity Holders of Seller
Schedule 7.5               -        Existing Payables
Schedule 7.7               -        "Insider" Indebtedness and Obligations
Schedule 7.9               -        Interim Personnel Matters
Schedule 7.10              -        Litigation and Claims
Schedule 7.14              -        Intellectual Property Filings, Etc.
Schedule 7.17              -        Insurance Coverage Refusals
Schedule 9.9               -        Securities Representative Certificate

Exhibit O
                             STOCK ESCROW AGREEMENT

         This Stock Escrow Agreement (this "Agreement) is made and entered into as of the _____ day of November, 1998, by and among TEJAS PB DISTRIBUTING, INC., an Arizona corporation ("Buyer"), TEJAS SNACKS, LP, a Texas limited partnership ("Seller"), and Everen Securities, Inc. (the "Escrow Agent").

                                   WITNESSETH:

         WHEREAS, Buyer and Seller are parties to a certain Agreement for Purchase and Sale of Assets, dated as of November ____, 1998 (the "Purchase Agreement"), pursuant to which Buyer has agreed to deliver to the Escrow Agent a certificate or certificates, registered in the name of Seller, representing Two Hundred Sixty Seven Thousand One Hundred Forty Three (267,143) shares of the common stock, par value of $.01 (one cent) per share, of Poore Brothers, Inc., a Delaware corporation (the "Poore Brothers Securities") (such Poore Brothers Securities and any distributions or dividends with respect thereto, together with any interest or other income earned from investment of any such dividends, being referred to herein as the "Escrow Sum"), such Escrow Sum to be held by the Escrow Agent, and released to Seller and/or Buyer, under the conditions and in accordance with the terms hereof.

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I: ESCROW AGENT

         I.1 Appointment. The Escrow Agent is hereby appointed depositary and escrow agent for Buyer and Seller with respect to the Escrow Sum. Escrow Agent is also constituted an agent of Buyer to hold the Poore Brothers Securities in escrow and in pledge for the benefit of Buyer. Seller hereby grants a security interest in and to, and pledges, the Escrow Sum to Buyer to secure the obligations of Seller under and pursuant to the Purchase Agreement, including, without limitation, the obligations of Seller referenced in Section 3.1 below, and Escrow Agent hereby accepts such designation as Buyer's agent for that purpose.

         I.2 Binding Obligations. Except for this Agreement, the Escrow Agent is not a party to, nor is it bound by, any agreement between Buyer and Seller. Reference in this Agreement to other documents or instruments is for identification purposes only, and such reference shall not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein. The only duties and responsibilities of the Escrow Agent shall be to hold the Escrow Sum as Escrow Agent according to the provisions of this Agreement and to dispose of and deliver the Escrow Sum as provided in this Agreement.

         I.3 Acts of Escrow Agent. The Escrow Agent's sole responsibilities shall be for the safekeeping and investment of the Escrow Sum and the disbursement of the Escrow Sum and interest thereon in accordance with this Agreement. The Escrow Agent's authority is limited to the express provisions of this Agreement, and the Escrow Agent shall not have any duties other than those expressly set forth herein. The Escrow Agent has no duty to determine or inquire into any happening or occurrence or any performance or failure of performance of Buyer or Seller or any other party with respect to their agreements or arrangements with each other or with any other party other than those imposed by this Agreement or any other agreement to which the Escrow Agent is a party in connection herewith. The Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement, except its own negligence or misconduct or any failure to carry out its duties under this Agreement. The Escrow Agent may confer with legal counsel of its own choosing in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in reasonable reliance upon the opinions of such counsel. The Escrow Agent may rely and shall be protected in acting upon any documents which may be submitted to it in connection with its duties hereunder and which he reasonably believes to be genuine and to have been signed or presented by the proper party or parties, and the Escrow Agent shall have no liability or responsibility with respect to the form of execution or validity thereof except as otherwise herein specifically set forth. The Escrow Agent is hereby expressly authorized to comply with and obey any and all orders, judgments, or decrees of any court relating to this Agreement, the Escrow Sum, or the relationship between Buyer and Seller, and in case the Escrow Agent obeys or complies with any such order, judgment, or decree of any court, it shall not be liable to either Buyer or Seller, or to any other person, by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, or vacated, or found to have been entered without jurisdiction. Buyer and Seller agree jointly and severally to indemnify the Escrow Agent against any expenses or liabilities, claims, losses, or damages incurred by the Escrow Agent that may arise out of or in connection with the Escrow Agent's acting as Escrow Agent under and in strict compliance with the terms of this Agreement or as a result of any litigation or threat of any litigation in connection herewith or performance in accordance herewith, except in those instances where the Escrow Agent has been guilty of negligence or other misconduct or has otherwise acted inconsistently with the terms of this Agreement or inconsistently with the obligations imposed upon the Escrow Agent by law.

         I.4 Adverse Claims or Demands. In the event of any disagreement resulting in adverse or conflicting claims or demands being made in connection with the subject matter of this Agreement or upon the Escrow Agent, causing the Escrow Agent to have doubt as to what action it should take hereunder, or in the event that the Escrow Agent, in good faith, otherwise has doubt as to what action it should take hereunder, the Escrow Agent may, at its option and in its discretion, petition any court of competent jurisdiction in the State of Arizona, for instructions or interplead the funds or assets so held into such court. The parties agree to the jurisdiction of such court, waive personal service of process, and agree that service of process by certified or registered mail, return receipt requested, to the address set forth in Section 5.1 hereof shall constitute adequate service. The parties hereby agree to indemnify and hold the Escrow Agent harmless from any liability or losses occasioned by such interpleader action or request for instructions and to pay any and all of its costs, expenses, and attorney's fees incurred in any such action and agree that on upon entry of an order permitting interpleader and full compliance therewith, the Escrow Agent, its servants, agents, employees, or officers will be relieved of further liability.

         I.5 Litigation. The Escrow Agent shall not be required to institute legal proceedings of any kind. In the event litigation is instituted by Buyer against Seller or by Seller against Buyer that: (a) requires additional duties of the Escrow Agent; (b) requires court appearances by or on behalf of the

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
Escrow Agent; or (c) requires the Escrow Agent to incur expenses or make disbursements in the resolution of contested claims against the Escrow Sum, then the Escrow Agent shall be entitled to reimbursement for any reasonable expenses or disbursements, and such reimbursement shall include, but not be limited to, the actual cost of legal services if the Escrow Agent deems it necessary to retain an attorney.

         I.6 Fees. The fees and expenses of the Escrow Agent shall be paid one-half (1/2) by Buyer and one-half (1/2) by Seller from funds other than the Escrow Sum.

                       ARTICLE II: DELIVERY OF SECURITIES

         The Escrow Agent hereby acknowledges receipt of the Poore Brothers Securities from Buyer. The Escrow Agent further acknowledges its acceptance of the authorization herein conferred and agrees to carry out and perform the duties contained herein pursuant to the provisions of this Agreement.

                          ARTICLE III: RELEASE OF FUNDS

         III.1 Release of Escrow Sum to Buyer. (A) If any time prior to November 3, 1999, Buyer learns of facts which lead Buyer to conclude that it may suffer a loss for which Seller may be liable pursuant to the provisions of Sections 12.2 or 13.2 of the Purchase Agreement, then Buyer shall promptly advise the Escrow Agent and Seller of such claim ("Claim") by delivering written notice thereof (the "Notice of Claim") to the Escrow Agent and Seller. The Notice of Claim: (i) shall state the claimed nature of Seller's alleged liability; and (ii) shall state the maximum amount of the payment that Buyer claims it is entitled to receive from the Escrow Sum. Seller shall have thirty (30) days after receipt of the Notice of Claim in which to advise the Escrow Agent and Buyer that it disputes the Claim by delivering written notice of Seller's dispute ("the Notice of Dispute") to the Escrow Agent and to Buyer. The Notice of Dispute may contest all or any portion of the Notice of Claim based on a dispute concerning the existence of a Claim, Seller's liability or the estimated amount of the alleged loss.

                  (B) If Seller fails to deliver a Notice of Dispute within such thirty (30) day period, Seller shall be deemed to have acknowledged that Buyer is entitled to payment as set forth in the Notice of Claim and shall be deemed to have directed the Escrow Agent to disburse such payment (the "Claim Payment") to Buyer in accordance with the provisions of Section 3.4. In the event Seller timely delivers the Notice of Dispute, then the matter shall be determined in accordance with Section 5.9 of this Agreement. In the event a Notice of Dispute is timely delivered, then the undisputed portion of the Claim, if any (the "Undisputed Claim Payment"), shall be promptly disbursed to Buyer in accordance with the provisions of Section 3.4, and only the sum that is subject to a dispute shall be held by the Escrow Agent until the Claim is resolved; provided, however, that any Claim which is based upon the assertion or threat of a third party claim against Buyer shall be conclusively deemed to be resolved four (4) years after the Notice of Claim is delivered unless litigation, arbitration, assessment, or some other formal proceeding is commenced against Buyer within that four (4) year period. If such a formal proceeding is not commenced within the four (4) year period, then the Claim shall be deemed abandoned and of no further force and effect for purposes of this Agreement. In the event a formal proceeding is commenced within the four (4) year period, then the resolution of the Claim will occur only upon the resolution of such proceeding and any related appellate proceedings.

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
                  (C) Subject to Seller's right to dispute a Claim as set forth above, once a Notice of Claim is delivered to the Escrow Agent, the Escrow Agent shall not permit the Escrow Sum to be reduced by disbursement to Seller pursuant to Section 3.2 to an amount which is less than the amount of the Claim (the Poore Brothers Securities then held by the Escrow Agent being valued for the purpose of any such determination based on the closing price per share of Poore Brothers, Inc. stock on the last trading day before the date for which the valuation is being determined, as reported in the Wall Street Journal (the "Valuation Price")). Furthermore, if the amount of any Claim or the aggregate amount of any Claims should ever exceed the amount of the Escrow Sum (the Poore Brothers Securities then held by the Escrow Agent being valued for such purposes based on the Valuation Price), then no portion of the Escrow Sum shall be disbursed pursuant to Section 3.2 during such time that such a deficit exists.

         III.2 Release of Remainder of Escrow Sum. On November 4, 1999, the Escrow Agent shall irrevocably and unconditionally disburse to Seller the Escrow Sum in excess of the amount of any Claims previously paid pursuant to the terms of this Agreement and the Purchase Agreement and of the amount of any then existing Claim or Claims. The remainder of the Escrow Sum, if any, shall be irrevocably and unconditionally disbursed to Seller (or Buyer, if appropriate), in one or more disbursements, upon final resolution of all Claims involving such funds.

         III.3 Delivery. Unless delivery is made in person at the Escrow Agent's office or unless the Escrow Agent is properly instructed in writing by Buyer or Seller, as the case may be, to make delivery in such other manner, the Escrow Agent shall be deemed to have properly delivered to Buyer or Seller, as the case may be, such funds as Buyer or Seller is entitled to receive, upon placing the same in the United States Mail in a suitable package or envelope, registered or certified mail, return receipt requested, postage prepaid, addressed to the address referred to in Section 5.1 hereof or such other address as may be furnished to the Escrow Agent in writing.

         III.4 Treatment of Poore Brothers Securities. In the event that the Escrow Agent is required to make a Claim Payment or an Undisputed Claim Payment pursuant to the provisions of Section 3.1 at a time when a portion of the Escrow Sum is composed of Poore Brothers Securities, the Escrow Agent shall: (i) first, transfer to Buyer such number of shares of the Poore Brothers Securities as shall be necessary to satisfy the amount of such Claim Payment or Undisputed Claim Payment (such Poore Brothers Securities being valued for such purposes based on the Valuation Price on the date transferred); and (ii) then, if any balance remains to be paid, disburse to Buyer an appropriate portion of the Escrow Sum not represented by Poore Brothers Securities.

                       ARTICLE IV: INVESTMENT AND INTEREST

         IV.1 Investment. At Seller's written direction and with Buyer's countersignature, the Escrow Agent shall invest the Escrow Sum (other than the Poore Brothers Securities) in interest-bearing, federally insured bank accounts, money market funds or instruments, government securities, financial institution obligations, or similar instruments. All investments in obligations which are not direct obligations of the United States must be rated AI or PI by Moody's or Standard & Poor's, and must have a maturity of one (1) year or less. The Escrow Agent shall not be liable to Buyer or Seller for any claim related to the investment or management of the Escrow Sum, provided that the Escrow Agent compiles strictly with the provisions of this Section 4.1 and Section 4.3. Disbursement by the Escrow Agent of the Escrow Sum shall be made in accordance with and at the time or times specified in Sections 3.1 and 3.2 of this Agreement.

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
         IV.2 Interest and Other Income. Any distributions or dividends with respect to the Poore Brothers Securities or any other investments or instruments held in escrow from time to time, together with the proceeds of any sale, transfer, or other disposition thereof and any interest or other income earned from investment of any such proceeds, during the period of these escrow arrangements shall accrue and be held by the Escrow Agent as part of the Escrow Sum.

         IV.3 Investment Instructions. Seller shall direct the Escrow Agent regarding the investment of the Escrow Sum pursuant to Section 4.1. Seller and Buyer, and not Escrow Agent, shall be solely responsible for following the guidelines for investments set forth in Section 4.1, including, without limitation, investigating and satisfying themselves regarding the liquidity of the firms and/or institutions with which the Escrow Sum is to be placed. Seller shall deliver to Escrow Agent the name(s), address(es), and contact person(s) of the firm(s) and/or banking institution(s) with which the Escrow Sum is to be placed, together with a description of the type of investment to be made. Unless otherwise explicitly stated by Seller in the written instructions to Escrow Agent, at no time will any investment of the Escrow Sum or any portion thereof (other than the Poore Brothers Securities and any direct obligation of the United States) exceed one (1) year in duration, nor will any such investment be subject to automatic renewal.

                            ARTICLE V: MISCELLANEOUS

         V.1 Notices. Any notice or consent pursuant to or in connection with this Agreement shall be in writing and shaLl be deemed to be delivered (a) upon receipt, if personally delivered or delivered by reputable overnight courier, or
(b) at the close of business on the second business day next following the day when placed in the United States mail postage prepaid, certified or registered, addressed to the appropriate party or par-ties, at the address stated below (or at such other address as such party may designate by written notice to all other parties), with a copy thereof sent to the persons indicated:

             If to Seller:         Tejas Snacks, L.P.
                                   Attn: Mr. Tom Bigham
                                   Route 1, Box 66A
                                   Brookshire, Texas 77423

             With copy to:         Stumpf Falgout Craddock & Massey
                                   Attn:  Michael B. Massey, Esq.
                                   1400 Post Oak Blvd., #400
                                   Houston, Texas  77056

             If to Buyer:          Poore Brothers, Inc.
                                   Attn: Mr. Eric Kufel
                                   3500 South La Cometa
                                   Goodyear, Arizona 85338

             With copy to:         Mariscal, Weeks, McIntyre & Friedlander, P.A.
                                   Attn:  Fred C. Fathe, Esq.
                                   2901 North Central Ave., #200
                                   Phoenix, Arizona 85012

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
             If to Escrow Agent:   Everen Securities, Inc.
                                   Attn.  Mr. Larry C. Bain, Managing Director
                                   77 West Wacker Drive
                                   Chicago, IL 60601-1694

         V.2 Entire Agreement, Amendment. Except as otherwise expressly set forth herein, this Agreement contains the entire agreement among the parties with respect to the subject matter hereof, and no representations, inducements, promises, or agreements, oral or otherwise, not embodied herein shall be of any force or effect. This Agreement may be amended, modified, or supplemented, and waivers or consents to departures from the provisions hereof may be given, only pursuant to a written instrument signed by Buyer and Seller, and, if, but only if, the rights and responsibilities of the Escrow Agent are modified by such amendment, modification, or supplement, by the Escrow Agent.

         V.3 Parties Bound. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, and other legal representatives.

         V.4 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts and it shall not be necessary for each of the parties to execute each of such counterparts, but when all of the parties have executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

         V.5 Headings. The headings in tills Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         V.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to principles of conflicts or choice of law. Any action or arbitration brought to enforce or construe this Agreement or to declare the rights of the parties shall be commenced and maintained in an appropriate state or federal court or before an appropriate arbitrator in Phoenix, Arizona, and each party irrevocably consents to exclusive jurisdiction and venue in such forum for such purposes.

         V.7 Severability. If any provision of this Agreement is held to be illegal invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable, and this Agreement shall be reformed accordingly.

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
         V.8 Legal Fees and Costs. In the event Buyer or Seller elects to incur legal expenses in connection with any arbitration or litigation to enforce or interpret any provision of this Agreement or to declare the rights of the parties under this Agreement, the prevailing party will be entitled to recover such legal expenses, including attorney's fees, expert witness fees, paralegal expenses, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

         V.9 Arbitration. In the event of a dispute between Buyer and Seller arising out of or related to this Agreement, Buyer and Seller agree to utilize the procedures specified in Section 15.18 of the Purchase Agreement to resolve such dispute.

         V.10 Resignation and Termination. The Escrow Agent may resign as such by delivering written notice to that effect at least sixty (60) days prior to the effective date of such resignation to Seller and Buyer. Upon expiration of such sixty (60) day notice period, the Escrow Agent may deliver the portion of the Escrow Sum remaining it its possession to any successor Escrow Agent appointed by Seller and Buyer pursuant to this Section 5.10, or if no successor Escrow Agent has been appointed, to any court of competent jurisdiction in Phoenix, Arizona, or in accordance with the joint written instructions of Buyer and Seller. Seller and Buyer, acting jointly, may terminate the Escrow Agent from its position as such by delivering to the Escrow Agent written notice to that effect executed by Seller and Buyer at least thirty (30) days prior to the effective date of such termination. In the event of such resignation or termination of the Escrow Agent, a successor Escrow Agent shall be appointed by mutual agreement between Seller and Buyer, and the Escrow Agent shall deliver the portion of the Escrow Sum remaining in its possession to such successor escrow agent. From and after the appointment of a successor Escrow Agent pursuant to this Section 5.10, all references herein to the Escrow Agent shall be deemed to be to such successor Escrow Agent. The delivery by the Escrow Agent of the Escrow Sum hereunder in accordance with the provisions of this Section
5.10 shall constitute a full and sufficient discharge and acquittance of the Escrow Agent in respect to such sums delivered, and the Escrow Agent shall be entitled to receive releases and discharges therefor. The indemnities in favor of the Escrow Agent contained in this Agreement and the obligations of Buyer and Seller under Section 1.6 hereof shall survive for the benefit of the Escrow Agent after any resignation or termination.

         V.11 Non-Assignment. The duties, responsibilities, interests, and rights of the parses under this Agreement are non-transferable and nonassignable (without the express written consent of Buyer and Seller), and any purported or attempted transfer or assignment in violation of this provision shall be void and shall vest no rights in the purported transferee or assignee.

         IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:                          TEJAS SNACKS, L.P., a Texas limited partnership

                                 By: D.T.M.E.S., a Texas corporation, its duly authorized General Partner


                                 By:____________________________________
                                       Tom Bigham, President

BUYER:                           TEJAS PB DISTRIBUTING, INC., an Arizona
                                 corporation


                                 By:____________________________________
                                       Thomas W. Freeze, Vice President
                                       and Chief Financial Officer


ESCROW AGENT:                    Everen Securities, Inc.


                                 By:_______________________________________
                                       Larry C. Bain, Managing Director

                                       44